FUND PARTICIPATION AGREEMENT
THIS AGREEMENT is effective as of this 2nd day of May, 2011 by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company, each a Connecticut corporation (collectively, the 'Company"), acting herein for and on behalf of the Company and an behalf of each separate account set forth on attached Schedule A, as the same may be amended from time to time (the "Separate Accounts"); American Century Investment Services, Inc., (the "Distributor"); and American Century Services, LLC, (the "Transfer Agent" and collectively with Distributor, 'American Century").
WITNESSETH:
WHEREAS, the Distributor serves as the distributor and Transfer Agent serves as transfer agent for American Century Variable Portfolios, Inc. (the "Issuer"), an open-end management investment company registered under the Investment Company Act of 1940 that is available to act as the investment vehicle for separate accounts established by insurance companies for life insurance policies and annuity contracts; and
WHEREAS, the Distributor is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the Financial Industry Regulatory Authority ("FINRA") and serves as principal underwriter of the shares of the Trust; and
WHEREAS, the Distributor intends to make available shares of the series of the Issuer and any applicable class thereof as set forth in Separate Account registration statements for the Company, as filed with the Securities and Exchange Commission from time to time (the "Series"), and
WHEREAS,    the Company is an insurance company which has registered or will register the variable annuities and/or variable life insurance policies funded through the Separate Account under the Securities Act of 1933, as amended (the "1933 Act") and the Investment Company Act of 1940, as amended (the "1940 Act"), unless exempt from such registration, to be issued by the Company for distribution (the "Contracts").
NOW, THEREFORE, in consideration of their mutual promises, the parties hereby agree as follows:
ARTICLE I
SERIES SHARES
1.1    The Distributor agrees to make shares of the Series available for purchase by the Company on behalf of the Separate Accounts on each Business Day (as hereafter defined). Transfer Agent will' execute orders placed for each Separate Account on a daily basis at the net asset value of each Series next computed after receipt by the Trust, or its designee, of such order prior to the price time for each Fund as set forth in its then current prospectus ("Prospectus"), generally the close of regular trading on the New York Stock Exchange on any given Business Day and transmitted to the Transfer Agent as set forth below, or to the extent appropriate, as provided in Schedule C attached hereto and made a part hereof.

    A.    For purposes of this Agreement, the Company shall be the designee of the Issuer and Distributor for receipt of orders from each Separate Account and receipt by Company constitutes receipt by the Issuer, provided that the Transfer Agent receives notice of such orders by 9:30 a.m. (Eastern time) on the next following Business Day.

    B.    For purposes of this Agreement, "Business Day" shall mean any day on which and for so long as the New York Stock Exchange is open for trading and on which the Trust calculates the net asset value of each Series pursuant to the rules of the Securities and Exchange Commission ("SEC") or as set forth in the Series' prospectus.

1.2    The parties recognize that the Board of Directors of the Issuer (the "Board"), acting in good faith and in the exercise of its fiduciary responsibilities, may refuse to permit the Issuer to sell shares of any Series to any person, or suspend or terminate the offering of shares of any Series if such action is required by law or by regulatory authorities having jurisdiction over the sale of shares.
1.3    The Distributor agrees, on behalf of the Issuer, that shares of the Issuer or any of its Series will be sold only to insurance companies for use in conjunction with variable life insurance policies or variable annuities. No shares of the Issuer or any of its Series will be sold to the general public.
1.4    The Distributor agrees, on behalf of the Issuer, to redeem for cash, at the Company's request, any full or fractional shares of the Series held by the Separate Accounts, on a daily basis at the net asset value next computed after receipt by the issuer or its designee of the request for redemption.

A.    For the purposes of this Agreement, the Distributor appoints Company as the designee of the Issuer for receipt of redemption requests from each Separate Account and receipt by the Company constitutes receipt by the Issuer, provided that the Transfer Agent receives notice of the redemption request by 9:30 a.m. (Eastern time) on the next following Business Day.
1.5    Except as otherwise provided herein, the Company agrees that purchases and redemptions of
Series shares offered by the Prospectus of the Series shall be made in accordance with the provisions of the prospectus.

    A.    The Company will place separate orders to purchase or redeem shares of each Series. Each order shall describe the net amount of shares and dollar amount of each class of a Series to be purchased or redeemed.

    B.    In the event of net purchases, the Company will pay for shares before 3:00 p.m. (Eastern time) on the next Business Day after receipt of an order to purchase shares.

    C.    In the event of net redemptions, American Century shall cause the Issuer shall pay the redemption proceeds in federal funds transmitted by wire before 3:00 p.m. (Eastern time) on the next Business Day after an order to redeem Series shares is made.
1.6    Issuance and transfer of the Series' shares will be by book entry only. Share certificates will not be issued to the Company or any Separate Account. Shares purchased will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account. The Trust shall furnish to the Company the CUSIP number assigned to each Series as may be amended from time to time.
1.7    The Distributor shall notify the Company in advance of any dividends or capital gain distributions payable on the Series' shares, but by no later than same day notice by 6:30 p.m. Eastern time on the declaration date (by wire or telephone, followed by written confirmation). The Company elects to reinvest all such dividends and capital gain distributions in additional shares of that Series. The Distributor shall notify the Company of the number of shares issued as payment of dividends and distributions. The Company reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash.
1.8    The Distributor shall provide, in a form acceptable to the Company, the net asset value per share of each Series to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated. The Distributor shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. information specified in this Section and Section 1.7 will be substantially in the form as set forth in Schedule C attached hereto.

    A.    If the Distributor provides materially incorrect share net asset value information through no fault of the Company, the Separate Accounts shall be entitled to an adjustment with respect to the Series shares purchased or redeemed to reflect the correct net asset value per share.

    B.    Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery. The Distributor shall indemnify and hold harmless the Company against any amount the Company is legally required to pay annuity or life insurance contract owners that have selected a Series as an investment option ("Contract owners"), and which amount is due to the issuer's or its agents' material miscalculation and/or incorrect reporting of the daily net asset value, dividend rate or capital gains distribution rate. The Distributor shall reimburse the Company for any and all out of pocket costs and expenses that result from the Distributor providing a materially incorrect share net asset value. The Company shall submit an invoice to the Distributor or its agents for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a material miscalculation by the Issuer or its agents result in a gain to the Company, subject to the immediately following sentence, the Company shall immediately reimburse the Issuer, the applicable Series or its agents for any material losses incurred by the Issuer, the applicable Series or its agents as a result of the incorrect calculation. Should a material miscalculation by the Issuer or its agents result in a gain to Contract owners, the Company will consult with the Distributor or its designee as to what reasonable efforts shall be made to recover the money and repay the Issuer, the applicable Series or its agents. The Company shall then make such reasonable effort, at the expense of the Distributor or its agents, to recover the money and repay the Issuer, the applicable Series or its agents; provided, however, the Company shall not be obligated to initiate or otherwise pursue any legal action or rights of set off against Contract owners for any such reimbursements.
With respect to the material errors or omissions described above, this section shall control over other indemnification provisions in this Agreement.

    C.    The Distributor shall also provide any additional information relating to each Series, including the non-fair market net asset value, in the time and manner reasonably requested by the Company.

1.9    The Company agrees to use its best efforts to provide information to the Distributor solely for the purpose of facilitating its compliance with Rule 22c-2 in accordance with that certain Rule 22c-2 Shareholder Information Agreement between the Company and the Distributor, a copy of which agreement is attached hereto as Schedule D and made a part hereof. Nothing herein, nor any action by the Company, shall be construed as, or infer that the Company has undertaken any duty or obligation, whether express or implied, at law or in equity, to detect abusive trading activities pursuant to the Fund Policies.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
2.1    The Company represents and warrants that:

    A.    The Contracts are or will be registered under the 1933 Act unless exempt and that the registrations will be maintained to the extent required by law.

    B.    The Contracts will be issued in material compliance with all applicable federal and state laws and regulations.

    C.    The Company is duly organized and in good standing under applicable law.

    D.    The Company has legally and validly established each Separate Account prior to any issuance or sale as a segregated asset account under the Connecticut Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with the 1940 Act, unless exempt from such registration.
E.    The Contracts provide for the allocation of amounts received by the Company to a Separate
Account for investment in the shares of one or more specified investment companies selected among those companies available through the Separate Account to act as underlying investment media. Selection of a particular investment company is made by the Contract owner under a particular Contract, who may change such selection from time to time in accordance with the terms of the applicable Contract.
2.2    The Distributor and Transfer Agent, on behalf of the Issuer, represent and warrant that:

    A.    Series shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required.

    B.    Series shares shall be duly authorized for issuance in accordance with the laws of each jurisdiction in which shares will be offered.

    C.    Series shares shall be sold in material compliance with all applicable federal and state securities laws and regulations.

D.    The Issuer is and shall remain registered under the 1940 Act and the regulations thereunder to the extent required.
    E.    The Issuer shall amend its registration statement under the 1933 Act and the 1940 Act, from time to time, as required in order to effect the continuous offering of the Series' shares.

    F.    The issuer is currently qualified as a "regulated investment company" under Subchapter M of the internal Revenue Code of 1956, as amended, (the "Code") and complies with Section 817(h) of the Code and regulations there under. The Issuer will make every effort to maintain such qualification and the Distributor will notify the Company immediately in writing upon having a reasonable basis for believing that the Issuer has ceased to qualify or that the Issuer might not qualify in the future.

    G.    The issuer is duly organized and validly existing under the laws of the state of its organization.

    H.    The Issuer does and will comply in all material respects with the 1940 Act.

    I.    The Issuer has obtained an order from the SEC granting participating insurance companies and variable insurance product separate accounts exemptions from the provisions of the 1940 Act, as amended, and the rules thereunder, to the extent necessary to permit shares of the Issuer or its Series to be sold to and held by variable insurance product separate accounts of both affiliated and unaffiliated life insurance companies.

    J.    The Distributor shall remain duly registered under all applicable federal, state laws and regulations and that it will perform its obligations for the Issuer and the Company in material compliance with all applicable laws and regulations.

    K.    The Distributor has, and during the term of the Agreement shall maintain, the full and unfettered right, power and authority to effect all actions described herein, including, without limitation, any and all express or implied, direct or indirect, matters in any way related thereto, for and on behalf of the Issuer. Provided further, the Company and persons and all parties related thereto may rely on such representation without further inquiry and have undertaken all actions herein in reliance upon the same.
ARTICLE III
PROSPECTUSES, REPORTS TO SHAREHOLDERS AND PROXY STATEMENTS; VOTING

3.1    The Distributor shall provide the Company with as many printed copies of the current
Prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each Series (and no other series), and any supplements or amendments to any of the foregoing, as the Company may reasonably request. If requested by the Company in lieu of the foregoing printed documents, the Distributor shall provide such documents in the form of camera-ready film, computer diskettes or typeset electronic document files, all as the Company may reasonably request, and such other assistance as is reasonably necessary in order for the Company to have any of the prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each Series (and no other series), and any supplements or amendments to any of the foregoing, and may be printed in combination with such documents of other fund companies' and/or such documents for the Contracts. At the discretion of the Company, the Company may distribute summary prospectuses or statutory prospectuses for a Series. Expenses associated with providing, printing, processing and distributing such documents shall be allocated in accordance with Schedule B attached hereto and made a part hereof. The Distributor agrees to use best efforts to resolve any billing discrepancy detected by the Company and remit any corrective payment promptly upon demand.
3.2    The Distributor or its designee will provide the Company with advance written notice of any change for a Series, including but not limited to the following based on the notice periods stated below (a) fund objective changes(60 days notice), (b) anticipated fund mergers,substitutions or liquidations (90 days notice), (o) no-action or exemptive requests from the SEC (60 days notice), (d) fund name changes (60 days notice), (e) fund adviser or sub-adviser changes (60 days notice); and/or (f) conditions or undertakings that affect the Company's rights or obligations hereunder (60 days notice). If the Distributor fails to provide the Company with the required notice, the Distributor will reimburse the Company for all reasonable expenses for facilitating the changes and for notifying Contract owners. Notwithstanding anything to the contrary, the Distributor will provide all registration statement supplements to the Company in hand as soon as reasonably possible following the filing of such document with the Securities and Exchange Commission; time being of the essence. The Distributor will provide the Company with updated shareholder reports no later than 45 days after the end of the reporting period. The Company reserves the right, in its sole discretion, to combine the delivery of Trust supplements to coordinate with other Company variable product supplements and to levy a surcharge for its administrative costs and expenses incurred in connection with circulating supplements that do not coincide with scheduled variable product prospectus updates.
3.3    The Distributor will provide the Company with copies of its proxy solicitations applicable to the
Series. The Company will, to the extent required by law, (a) distribute proxy materials applicable to the Series to eligible Contract owners, (b) solicit voting instructions from eligible Contract owners, (c) vote the Series shares in accordance with instructions received from Contract owners; and (d) if required by law, vote Series shares for which no instructions have been received in the same proportion as shares of the Series for which instructions have been received.

    A.    To the extent permitted by applicable law, the Company reserves the right to vote Series shares held in any Separate Account in its own right.

    B.    Unregistered separate accounts subject to the Employee Retirement Income Security Act of 1974 ("ERISA") will refrain from voting shares for which no instructions are received if such shares are held subject to the provisions of ERISA.
3.4    The Trust will comply with all provisions of the 1940 Act and the rules thereunder requiring voting by shareholders.
ARTICLE IV
SALES MATERIAL AND INFORMATION
4.1    The Company shall furnish, or shall cause to be furnished, to the Distributor prior to use, each piece of sales literature or advertising prepared by the Company in which the Issuer, its investment adviser or the Distributor is described. No sales literature or advertising will be used if the Distributor reasonably objects to its use within ten (10) Business Days following receipt by the Trust. Any failure to respond within such period shall be deemed to be acquiescence to such usage.

4.2    The Company will not, without the permission of the Distributor, make any representations or statements on behalf of the Distributor or concerning the Issuer or its investment adviser in connection with the advertising or sale of the Contracts, other than information or representations contained in: (a) the registration statement or Series prospectus(es), (b) Series' annual and semi annual reports to shareholders, (c) proxy statements for the Series, or, (d) sales literature or other promotional material approved by the Distributor.
4.3    The Distributor shall furnish, or shall cause to be furnished, to the Company prior to use, each piece of sales literature or advertising prepared by the Distributor in which the Company, the Contracts or Separate Accounts, are described. No sales literature or advertising will be used if the Company reasonably objects to its use within ten (10) Business Days following receipt by the Company. Any failure to respond within such period shall be deemed to be acquiescence to such usage.

4.4    Neither American Century nor the Issuer or its investment adviser will, without the permission of the Company, make any representations or statements on behalf of the Company, the Contracts, or the Separate Accounts or concerning the Company, the Contracts or the Separate Accounts, in connection with the advertising or sale of the Contracts, other than the information or representations contained in: (a) the registration statement or prospectus for the Contracts, (b) Separate Account reports to shareholders, (e) in sales literature or other promotional material approved by the Company.
4.5.    The Distributor will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports to shareholders, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions and requests for no-action letters, and all amendments, that relate to the Series or its shares.
4.6    The Company will provide to the Distributor, upon the Distributor's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, and requests for no action letters, and all amendments, that relate to the Contracts.
4.7    The Company is hereby granted, during the term of this Agreement, a royalty-free, worldwide license to use, print, broadcast and otherwise display in any print or electronic medium the Issuer's and American Century's service marks, trade names and logos in sales literature or other promotional material. For the purposes of this Agreement, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in a newspaper, magazine, or other periodical, radio, television, telephone, Internet, or tape recording, videotape display, signs, video streams, computerized media, websites or other public media), sales literature or other promotional material (i.e., any written communication distributed or made generally available to key firms, customers or the public, including brochures, circulars, pitch books, information provided on a website, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sale literature or other promotional material), educational or training materials or other communications distributed or made generally available to some or all agents, wholesalers or employees.
ARTICLE V
DIVERSIFICATION
5.1    The Distributor, on behalf of the Issuer, represents and warrants that, at all times, each Series will comply with Section 8 1 7(h) of the Code and all regulations thereunder, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or regulations. In the event a Series ceases to so qualify, the Distributor will notify the Company immediately of such event and will cause the Issuer or its investment adviser to take all steps necessary to adequately diversify the Series so as to achieve compliance within the grace period afforded by Treasury Regulation §1.617-5.
ARTICLE VI
POTENTIAL CONFLICTS
6.1    The Board will monitor the Series for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Series. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.
6.2    The Company will report any potential or existing material irreconcilable conflict of which it is actually aware to the Board. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded.
6.3    If it is determined by a majority of the Board, or a majority of its independent Directors, that a material irreconcilable conflict exists due to issues relating to the Contracts, the Company will, at its expense and to the extent reasonably practicable, take whatever steps it can which are necessary to remedy or eliminate the irreconcilable material conflict, including, without limitation, withdrawal of the affected Separate Account's investment in the Series. No charge or penalty will be imposed as a result of such withdrawal.
6.4    The Company, at the request of the Distributor will, at least annually, submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the SEC upon request.
ARTICLE VII
INDEMNIFICATION
7.1    Indemnification by the Company
A.    The Company agrees to indemnify and hold harmless American Century, the Issuer and each of their directors, Trustees or (if applicable), officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of Series shares or the Contracts and:
1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a disclosure document for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company applicable to the Contracts or Separate Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article VII), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Issuer for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

        2.    Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from the registration statement, prospectus, statement of additional information or sales literature of the Issuer applicable to the Series (or any amendment or supplement to any of the foregoing) (collectively, "Issuer Documents" for purposes of this Article VII)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Series shares; or

        3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Issuer Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the American Century by or on behalf of the Company; or

        4.    Arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

        5.    Arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

    B.    The Company shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Issuer or American Century, whichever is applicable.

    C.    The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. the Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

    D.    The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Series shares or the Contracts or the operation of the Issuer.
7.2    Indemnification by American Century
A.    American Century agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the 'Indemnified Parties" and individually, an "Indemnified Party' for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of American Century, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series shares or the Contracts and:

        1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in Trust Documents or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Issuer or American Century by or on behalf of the Company for use in Issuer Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

        2.    Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of American Century or persons under its control, with respect to the sale or distribution of the Contracts or Series shares; or

        3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the American Century or the Issuer; or

4.    Arise out of or result from any failure by American Century to provide the services or furnish the materials required under the terms of this Agreement; or

        5.    Arise out of or result from any material breach of any representation and/or warranty made by American Century in this Agreement or arise out of or result from any other material breach of this Agreement by American Century; or

        6.    Arise out of or result from any failure of American Century to possess and maintain the requisite corporate authority to bind the Issuer to the applicable terms, undertakings and commitments described herein or which are in any way related thereto.

    B.    American Century shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Separate Account, whichever is applicable.

    C.    American Century shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified American Century in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify American Century of any such claim shall not relieve American Century from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the indemnified Parties, American Century shall be entitled to participate, at its own expense, in the defense thereof. American Century also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from American Century to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and American Century will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
D.    The Indemnified Parties shall promptly notify American Century of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.
7.3    Any party seeking indemnification (the "Potential Indemnitee") will promptly notify any party from whom they intend to seek indemnification (each a "Potential Indemnitor") of all demands made and/or actions commenced against the Potential Indemnitee which may require a Potential Indemnitor to provide such indemnification. At its option and expense, a Potential Indemnitor may retain counsel and control any litigation for which it may be responsible to indemnify a Potential Indemnitee under this Agreement.
7.4    With respect to any claim, the parties each shall give the others reasonable access during normal business hours to its books, records, and employees and those books, records, and employees within its control pertaining to such claim, and shall otherwise cooperate with one and other in the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant development in the case as soon as practicable, and such other parties, at all times, shall have the right to intervene in the defense of the case.
7.5    If a party is defending a claim and indemnifying another party hereto, and: (i) a settlement proposal is made by the claimant, or (ii) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the Indemnified Party of such settlement proposal together with its counsel's recommendation. If the defending party desires to enter into the settlement and the Indemnified Party fails to consent within thirty (30) Business Days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then the Indemnified Party, from the time it fails to consent forward, shall defend the claim and shall indemnify the defending party for all costs associated with the claim which are in excess of the proposed settlement amount.
Regardless of which party is defending the claim: (i) if a settlement requires an admission of liability by the non-defending party or would require the.non-defending party to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a "Specific Performance Settlement"), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party. If a non-defending party fails to consent to a Specific Performance Settlement, the consequences described in the last sentence of the first paragraph of this Section 7.5 shall not apply.
7,6    The parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) days from the commencement of the same unless such time period is extended by the written agreement of the parties). The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs, and expenses.
ARTICLE VIII
APPLICABLE LAW
8.1    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut without giving effect to the principles of conflicts of laws.
8.2    This Agreement, its terms and definitions, shall be subject to the provisions of the 1933 Act, the
Securities Exchange Act of 1934, and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.

ARTICLE IX
TERMINATION
9.1    This Agreement shall continue in full force and effect until the first to occur of:

    A.    Termination by any party for any reason upon six months advance written notice delivered to the other parties; or

    B.    Termination by the Company by written notice to American Century with respect to any Series in the event any of the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by the Company; or

    C.    Termination by the Company upon written notice to American Century with respect to any Series in the event that such Series ceases to qualify as a 'regulated investment company' under Subchapter M of the Code or under any successor or similar provision; or

    D.    Termination by the Company upon written notice to American Century with respect to any Series in the event that such Trust fails to meet the diversification requirements specified in Section 5.1 of this Agreement; or

    E.    Termination by American Century in connection with the Board's determination to cease issuing shares pursuant to Article I, Section 1.2 above; provided that the Company is provided with ninety (90) days prior written notice thereof; or

    F.    Termination upon mutual written agreement of the parties to this Agreement.

9.2    Effect of Termination.

    A.    Notwithstanding any termination of this Agreement, the Distributor shall, at the option of the Company, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts") unless such further sale of Series shares is proscribed by law, regulation or applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts will be permitted to direct allocation and reallocation of investments in the Series, redeem investments in the Series and invest in the Series through additional purchase payments. The foregoing notwithstanding, the Company agrees, promptly after any termination of this Agreement, to take all reasonable steps necessary to redeem the investment of the Series shares attributable to the Contracts within two years from the date of termination of the Agreement as provided in this Article IX. Such steps shall include, but not be limited to, using reasonable efforts to seek an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the Series shares attributable to the Contracts.

    B.    The Company agrees not to redeem Series shares attributable to the Contracts except (I) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application or (iii) as permitted by an order of the SEC. Upon request, the Company will promptly furnish to the Trust the opinion of counsel for the Company to the effect that any redemption pursuant to clause (ii) above is a legally required redemption.

C. In addition to the foregoing, Article VII Indemnification shall survive any termination of this Agreement.
ARTICLE X
NOTICES
10.1    Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
if to American Century:
American Century Investment Services, Inc.
American Century Services, LLC
4500 Main Street
Kansas City, Missouri 64111

Attention: General Counsel
If to the Company:                With copy to:
Hartford Life insurance Co.             Hartford Life insurance Co.
200 Hopmeadow Street                 200 Hopmeadow Street
Simsbury, Connecticut 06070             Simsbury, Connecticut 06070
Attn: Robert Arena, Executive Vice President        Attn: General Counsel

ARTICLE XI
MISCELLANEOUS
11.1    Each party will treat as confidential any and all "Nonpublic Personal Financial Information,"
Shareholder Information and all information reasonably expected to be treated as confidential (collectively, "Confidential Information") and not release any Confidential Information unless (a) the other party provides written consent to do so; (b) a party is compelled to do so by court order, subpoena or comparable request issued by any governmental agency, regulator or other competent authority; or (c) permitted by applicable Jaw. Each party shall safeguard Confidential Information as required by applicable law and provide reasonable confirmation upon request. As used above, (i) "Nonpublic Personal Financial Information" shall refer to personally identifiable financial information about any prospective or then existing customer of the Company including customer lists, names, addresses, account numbers and any other data provided by customers to the Company in connection with the purchase or maintenance of a product or service that is not Publicly Available; and (ii) 'Publicly Available" shall mean any information that the disclosing party has a reasonable basis to believe is lawfully made available to the general public from federal, state, or local government records, widely distributed media, or disclosures made to the general public that are required by federal, state, or local Jaw. The Trust and its affiliates agree that it and they shall not use the information received pursuant to this Agreement, including any Confidential Information, for marketing or solicitation purposes.
11,2    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
11.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.4    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
11.5    Each party shall cooperate with each other party and all appropriate governmental authorities
(including, without limitation, the SEC, FINRA and state insurance regulators) and shall permit such authorities (and other parties) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
11.6    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.
11.7    This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties.
11.8    The waiver of, or failure to exercise, any right provided for in this Agreement shall not be deemed a waiver of any further or future right under this Agreement.
11.9     The Company shall be excused from performance under this Agreement and shall have no liability to any other party hereof or any third person for any period that it is prevented, hindered or unable to perform any of our obligations, in whole or in part, as a result of acts of God, strikes, terrorist activities, power outages (including so-called brown outs), material changes in circumstances or laws, regulations or interpretations of the same affecting any of our obligations hereunder, or other causes beyond its reasonable control; and such non-performance shall not be a default under this Agreement.
11.10 The parties mutually acknowledge that this Agreement represents the collective drafting efforts of each party and therefore any ambiguity shall not be interpreted against the interests of any party.

[Remainder of page intentionally left blank)

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the 25th day of April, 2011.
HARTFORD LIFE INSURANCE COMPANY        HARTFORD LIFE AND ANNUITY INSURANCE
On its behalf and each Separate Account named in     COMPANY
Schedule A                    On its behalf and each Separate Account named in
                        Schedule A

By: /s/ [illegible]                    By: /s/ [illegible]
Its: Vice President                Its: Vice President

AMERICAN CENTURY SERVICES, LLC        AMERICAN CENTURY INVESTMENT SERVICES,
                        LLC

By: /s/ Janet A. Nash                By: /s/ Cindy A. Johnson
Its: Janet A. Nash                    Its: Cindy A. Johnson, Vice President
    Vice President

SCHEDULE A
SEPARATE ACCOUNTS

Name of Separate Account
Hartford Life Insurance Company Separate Account 7
Hartford Life and Annuity Insurance Company Separate Account 7

Name of Contract Funded by Separate Account
Hartford's Personal Retirement Manager (HL & HLA) (Ail Series)	Funds
American Century VP Mid Cap Value Fund Class II
American Century VP Growth Fund Class II
American Century VP Value Fund Class II

This Schedule A shall be deemed to be automatically amended based on the list of underlying Funds (or series) of the Trust and the mutually acceptable classes of shares thereof, if any, as reflected in Separate Account registration statements for the Company as filed with the Securities and Exchange Commission from time to time.

SCHEDULE B
Allocation of Expenses

Paid by the Company	Paid by the Trust
Preparing and filing the Separate Account's registration statement	Preparing and filing the Trust's registration statement
Text composition for Separate Account prospectus and supplements	Text composition for Series prospectuses and supplements
Text alterations of Separate Account prospectus and supplements	Text alterations of Series prospectuses and supplements
Printing Separate Account prospectuses and supplements for use with prospective Contract owners; Printing Series prospectuses and supplements for use with prospective Contract owners
Printing and processing Series prospectus and supplements for use with Contract owners; or if requested by the Company, providing camera-ready film, computer diskettes or typeset electronic document files of such documents and printing such documents for use with Contract owners (1)

Text composition and printing of Separate Account statement of additional information	Text composition and printing of Trust statement of additional information (1)
Mailing and distributing Separate Account prospectuses, supplements and statement of additional information to existing Contract owners as required by applicable law;
Mailing and distributing Separate Account prospectuses and supplements to prospective Contract owners;
Mailing and distributing Series prospectuses and supplements to prospective Contract owners

Mailing and distributing Series prospectuses, supplements and statement of additional information to Contract owners (1)
Printing, processing, mailing and distributing Series and Separate Account supplements and other communications related to fund substitutions, fund closings, fund mergers and other similar fund transactions

Text composition of any annual and semi-annual reports of the Separate Account, printing, mailing, and distributing any annual and semi-annual reports of the Separate Account	Text composition of annual and semi-annual reports of the Series; printing, processing, mailing, and distributing annual and semi-annual reports of the Series to Contract owners (1)
Text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies sponsored by the Separate Accounts	Text composition, printing, processing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies sponsored by the Series or the Trust

(1) The Company may choose to print the Series' prospectus(es); statement of additional information, and its semi annual and annual reports, or any of such documents, in combination with such documents of other fund companies. In this case, the Trust's share of the total expense for printing, processing, and delivery of the combined materials shall be allocated based upon the methodology deemed reasonable and appropriate by the Company.
The Company shall send invoices for such expense to the Distributor within 90 days of the event along with such other supporting data as may be reasonably requested. The invoice will reference the applicable regulatory document, by fund and cusip, for the event, along with the Distributor's number of pages printed. The Company invoices should be sent to the following email message group: INTOPSaamericancentury.com Fees will be payable within 45 days of the receipt of the invoice, as long as such supporting data defines the appropriate expenses.

SCHEDULE C
Processing Specifications
I.    Format for NAV and Dividend information
Please provide the following information when sending the nightly NAV and Dividend Distribution Date Email:
Mutual Fund Company Name
Pricing Company Name
Fund Name
Fund Number
Ticker and/or Cusip Number
NAV
NAV Change from Prior Day
Ordinary Dividend Distribution
Ordinary Dividend Distribution Change from Prior Day
Short Term Gain Distribution
Long Term Gain Distribution
Pricing Contact Name and Phone Number
Distribution Data Contact Name and #800 Phone Number
Emergency after hours Name & Phone Number

II.    NSCC Transactions
The following terms and conditions hereby amend Article I of the Agreement with respect to the receipt and transmission of orders routed through the National Securities Clearing Corporation (''NSCC") in accordance with the NSCC's Defined Contribution Clearance & Settlement ("DCC&S") platform cycle file:
A.American Century will accept all orders to purchase shares of the Series available using the NSCC's DCC&S platform. The Trust will also provide the Company with account positions and activity data using the NSCC's Networking platform. The Company shall pay for Series shares by federal funds wire using the NSCC's Fund/SERV System in accordance with the rules and regulations of the NSCC, as the same may be amended from time to time.
B.The Company shall use best efforts to promptly notify American Century of its inability to use the NSCC's DCC&S platform by telephone and/or facsimile.
C.American Century will provide the Company with account positions and activity data using the NSCC's Networking platform (i.e., the NSCC's product that allows funds, distributors and companies to exchange account level information electronically).
D.Payment for Series shares redeemed in accordance with this Schedule shall be effectuated using the NSCC's FundSERV System. Payment shall be in federal funds transmitted by wire to the Trust's designated Settling Bank. For the purposes of the foregoing, a "Settling Bank" shall mean the entity appointed by the Trust to perform such settlement services on behalf of the Series and which entity agrees to abide by the NSCC's Rules and Procedures insofar as they relate to the same day funds settlement.
E.The Distributor shall furnish notice to the Company of any income, dividends or capital gain distributions payable on the Series' shares through the NSCC's FundSERV System.

SCHEDULE D
Rule 22c-2 Shareholder Information Agreement
This Agreement is entered into as of February 1, 2007 by and between (i) Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (together, "we" or "us") and (ii) American Century Investment Services, Inc., ("you") in your capacity as the principal underwriter of the American Century Funds (each a "Fund" and together the "Funds").
WHEREAS, Rule 22c-2 under the Investment Company Act of 1940, as amended, requires mutual funds to enter into "shareholder information agreements" with financial intermediaries that hold fund shares on behalf of other investors in "omnibus accounts" and submit orders to purchase or redeem fund shares on behalf of such investors directly to the fund, its transfer agent or principal underwriter; and
WHEREAS, shares of one or more of the Funds are purchased and redeemed on an omnibus basis directly by our Accounts (as defined below) in connection with for one or more Contracts (as defined below).
NOW, THEREFORE, In consideration of the premises and mutual covenants contained below, the parties hereby agree as follows:
1.    Definitions. As used in this Agreement, the following terms have the following meanings, unless a different meaning is clearly required by the context:
(a)"Account" means an insurance company separate account sponsored or administered by us.
(b)"Business Day" means any day that the New York Stock Exchange is open for trading.
(c)"Confidential Information" includes, but is not limited to: (i) "Nonpublic Personal Information" as defined in Title V of the Gramm-Leach-Bliley Act of 1999 or any successor federal or state statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time, (ii) "Protected Health Information" as such term is defined in the Health Insurance Portability and Accountability Act of 1996, or any successor federal or state statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time; and (iii) "Shareholder Information" as such term is defined below.
(d)"Contract" means a variable annuity contract, variable life insurance policy or variable funding agreement issued through an Account.
(e)"Fund Policies" means policies established by the Fund and communicated to us in writing for the purpose of eliminating or reducing potentially harmful market timing or frequent trading in shares of the Fund as described in the Fund's prospectus or statement of additional information as amended from time to time. This term "Fund" does not include any "Excepted funds" as defined in Rule 22c-2(b), 17 C.F.R. 270.22c-2(b).
(f)"Indirect Intermediary" means a "financial intermediary" as defined by Rule 22c-2(c)(5)(iii)(excluding any exempted financial intermediary pursuant to Rule 22c-
2(c)(1)(iv)) that transmits purchase and redemption orders directly to us on behalf of Shareholders with respect to a Contract invested in a Fund through an Account.
(a)"Shareholder" means (1) the holder of interests in a Contract or (2) a participant in an employee benefit plan with a beneficial interest in a Contract.
(b)"Shareholder-Initiated Transfer Purchase" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to a Fund, but does not include transactions that are executed: (i) automatically pursuant to contractual or systematic programs or enrollments such as transfers of assets within a Contract to a Fund as a result of "dollar cost averaging" programs, asset allocation programs and automatic rebalancing programs; (ii) pursuant to a Contract death benefit; (iii) a step-up (or comparable benefit) in Contract value (or comparable benefit base) pursuant to a Contract death benefit or guaranteed minimum withdrawal benefit; or (iv) allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, or retirement plan salary reduction contributions, or planned premium payments to the Contract.
(c)"Shareholder-Initiated Transfer Redemption" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract out of a Fund, but does not include transactions that are executed: (i) automatically pursuant to contractual or systematic programs or enrollments such as transfers of assets within a Contract out: of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, asset allocation programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Contract; (iii) within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; or (iv) as a result of the payment of a death benefit from a Contract.
    (j)    "written" means any communication other than an oral communication transmitted in paper, electronically or by facsimile.
2.    Agreement to Provide Requested Shareholder Information. Effective as of
October 16, 2007, we agree to use our best efforts to provide the following information to you solely for the purpose of facilitating your compliance with Rule 22c-2. Nothing herein, nor any action by us, shall be construed as, or infer that we have undertaken any duty or obligation, whether express or implied, at law or in equity, to detect abusive trading activities pursuant to the Fund Policies. We agree to provide to you, upon prior written request, the following information that is on our books and records (collectively, "Shareholder Information") for all Shareholders that engaged in any purchase, redemption, transfer or exchange transactions in the Fund shares through an Account during the period covered by the request, if known:
(a)the taxpayer identification number ("TIN"), Individual/International Taxpayer Identification Number ("ITIN") or other government issued identifier ("GII");
(b)the individual Contract number or participant account number associated with the Shareholder;
(c)the amount and date(s) and transaction type (purchase, redemption, transfer, or exchange); and
(d)    any other data mutually agreed upon in writing.
Unless otherwise specifically requested by you, this Paragraph 2 shall be understood to require us to provide only Shareholder Information relating to Shareholder-Initiated Transfer Purchases and Shareholder-Initiated Transfer Redemptions.
All requests must contain the relevant fund account number, CUSIP, trade amount and date. Requests must be made through NSCC's standard automated facility or sent to us directly via e-mail at 22c2Operations@HartfordLife.com, or such other address we may communicate to you in writing from time to time.
    3.    Period Covered by Request and Frequency of Requests. Requests to
provide Shareholder Information shall set forth the specific period for which it is sought, not to exceed 90 calendar days from the date of the request for which Shareholder Information is sought. You shall not request Shareholder Information more frequently than monthly, or older than 90 calendar days from the date of the request, except as you deem reasonably necessary to investigate compliance with Fund Policies.
    4.    Form and Timing of Response; Procedures Regarding Indirect
Intermediaries. (a) We agree to provide the requested Shareholder Information that is on our books and records to you promptly, but in any event not later than 10 Business Days after receipt of a good order request given in accordance with Paragraph 2 above, which shall contain the fund account number, CUSIP, trade amount and date. If you so request, we agree to use best efforts to promptly determine whether any specific person, identified by you from the requested Shareholder Information, is itself an Indirect Intermediary. Upon your further request, which must be given in accordance with Paragraph 2 above, we agree to use best efforts either to: (i) provide (or arrange to have provided) the requested Shareholder Information from the Indirect Intermediary; or (ii) if the Indirect Intermediary refuses to provide the requested Shareholder Information and you so direct us in writing, restrict or prohibit further purchases of Fund shares by such Indirect Intermediary through the Account. We agree to inform you whether we plan to perform (i) or (ii).
(a)Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties.
(b)To the extent reasonably practicable, the format for any Shareholder Information provided to you will be consistent with the NSCC Standardized Data Reporting Format.
    5.    Limitation on Use of Information. You agree that you shall not use the information received pursuant to this Agreement, including any Confidential Information, for any purpose other than to comply with Rule 22c-2. You and your affiliates shall observe applicable state and federal privacy laws, rules and regulations with respect to Confidential Information. You shall safeguard all Confidential Information arid promptly notify us of any voluntary or involuntary dissemination thereof. Neither you nor any of your affiliates or subsidiaries may use any information provided pursuant to this Agreement for marketing or solicitation purposes.
    6.    Agreement to Restrict Trading. We agree to execute reasonable, clear and unequivocal written instructions from you given on behalf of the Fund to restrict or prohibit further purchases of Fund shares by a Shareholder that has been identified by you as having engaged in transactions of the Fund's shares (directly or indirectly through an Account) that violate Fund Policies. Unless you specifically direct us otherwise, such restrictions and prohibitions shall apply only to Shareholder-Initiated Transfer Purchases and Shareholder-Initiated Transfer Redemptions. We will execute such restrictions with respect to the Shareholder, but only for the Contract through which such transactions in the Fund's shares occurred. We will not impose any restriction, and nothing in this Agreement shall require that we impose any restriction, on a Shareholder based on any transactions other than transactions in the Fund's shares through an Account. Instructions must be received by us via email at the following address: 22c2Operations@HarfordLife.com, or such other address that we may communicate to you in writing from time to time. Other correspondence may be sent to us at the following address, or such other address that we may communicate to you in writing from time to time:
The Hartford 22c-2 Operations Team, B3W
200 Hopmeadow Street

Simsbury, CT 06089
Fax: 860.380.1931.
    7.    Form of Instructions. Instructions given in accordance with Paragraph 6 shall be given to us via e-mail in a mutually agreed upon file format. The instructions in the file must include:
(a)the fund account number;
(b)the Shareholder's TIN, ITIN or GII, if known;
(c)the specific individual Contract owner number or participant account number (if known) associated with the Shareholder;
(d)the specific restriction(s) to be executed with respect to such Shareholder, including how long such restriction(s) are to remain in place; and
(e)a brief written statement that may be provided to the Shareholder, explaining how the Shareholder's transfer activity violated Fund Policies.
If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.
8.    Timing of Response. We agree to use reasonable efforts to execute instructions given in accordance with Paragraphs 6 and 7 promptly, but in any event not later than 10 Business Days after receipt of such instructions. We will provide written confirmation to you or your designee as soon as reasonably practicable that instructions have been executed.
    9.    Construction of the Agreement; Fund Participation Agreements. The
parties have entered into one or more Fund Participation Agreements between or among them for the purchase and redemption of shares of the Funds by the Accounts in connection with the Contracts. This Agreement supplements those Fund Participation
Agreements. To the extent the terms of this Agreement conflict with the terms of a Fund Participation Agreement, the terms of this Agreement shall control.
    10.    Dispute Resolution. The parties agree to use their best efforts to seek an amicable solution to any controversy or dispute arising under this Agreement. Any unresolved controversy, claim or dispute arising under this Agreement shall be submitted to nonbinding arbitration in accordance with the Commercial Rules of the American Arbitration Association and judgment upon any such award may be entered in and enforced in any court of competent jurisdiction. Arbitration shall be conducted by a single arbitrator who shall have the authority to grant any and all appropriate relief, including, but not limited to, injunctive relief or specific performance; provided, however, the arbitrator shall have no power to award punitive, consequential or statutory damages and the parties shall not seek such relief in any other forum. The arbitrator may make an initial determination of the location of the arbitration or whether proceedings may ensue based entirely upon documentary evidence. Arbitration costs and expenses shall be borne equally by the parties. Each party hereby agrees to waive and suspend enforcement of any and all rights pursuant to this and all related agreements during the pendency of such arbitration proceedings.
    11.    Termination. This Agreement will terminate upon the termination of the Fund Participation Agreements.
    12.    Amendment. This Agreement may be modified or amended, and the terms of this Agreement may be waived, only by a writing signed by the parties.
    13.    Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.
    14.    Force Majuere. We shall be excused from performance under this Agreement and shall have no liability to any other party hereof or any third person for any period that we are prevented, hindered or unable to perform any of our obligations, in whole or in part, as a result of acts of God, strikes, terrorist activities, power outages (including so-called brown outs), material changes in circumstances or laws, regulations or interpretations of the same affecting any of our obligations hereunder, or other causes beyond our reasonable control; and such non-performance shall not be a default under this Agreement; provided, however, that if any of the above-enumerated circumstances prevent, hinder or delay performance of our obligations for more than sixty (60) Business Days, the Fund may, at its option, terminate this Agreement in accordance with Paragraph 11, above.
    15.    Counterparts. This Agreement may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.
    18.    Construatie. The parties mutually acknowledge that this Agreement represents the collective drafting efforts of each party and therefore any ambiguity shall not be interpreted against the interests of any party.

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
For and on behalf of itself and the Accounts

By: /s/ Jamie Ohl

Name: Jamie Ohl

Title: Vice President

AMERICAN CENTURY INVESTMENT SERVICES, INC.

By: /s/ Brian H. Jeter

Name: Brian H. Jeter

Title: President

ADDRESS FOR COMMUNICATIONS

______________________________

______________________________

______________________________

Rule 22c-2 Shareholder Information Agreement
Hartford Securities Distribution Company, Inc.
This Agreement is entered into as of February 1, 2007 between Hartford Securities Distribution Company, Inc. ( "we" or "us") and American Century Investment Services, Inc., ("you") in your capacity as the principal underwriter of the American Century Funds (each a "Fund" and together the "Funds").
WHEREAS, Rule 22c-2 under the Investment Company Act of 1940, as amended, requires mutual funds to enter into "shareholder information agreements" with financial intermediaries that hold fund shares on behalf of other investors in "omnibus accounts" and submit orders to purchase or redeem fund shares on behalf of such investors directly to the fund, its transfer agent or principal underwriter: and
WHEREAS, shares of one or more of the Funds are purchased and redeemed on an omnibus basis directly through our Accounts (as defined below) on behalf of our customers.
NOW, THEREFORE, In consideration of the premises and mutual covenants contained below, the parties hereby agree as follows:
1.    Definitions. As used in this Agreement, the following terms have the following meanings, unless a different meaning is clearly required by the context:
(a)"Account" means a brokerage or custodial account maintained by us for customers.
(b)"Business Day" means any day that the New York Stock Exchange is open for trading.
(c)"Confidential Information" includes, but is not limited to: (i) "Nonpublic Personal Information" as defined in Title V of the Gramm-Leach-Bliley Act of 1999 or any successor federal or state statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time, (ii) "Protected Health Information" as such term is defined in the Health Insurance Portability and Accountability Act of 1996, or any successor federal or state statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time; and (iii) "Shareholder Information" as such term is defined below.
(d)"Fund Policies" means policies established by the Fund for the purpose of eliminating or reducing potentially harmful market timing or frequent trading in shares of the Fund as described in the Fund's prospectus or statement of additional information as amended from time to time.
(e)"Indirect Intermediary" means a "financial intermediary" as defined by Rule 22c-2(c)(5)(iii) (excluding any exempted financial intermediary pursuant to Rule 22c-2(c)(1)(iv)) that transmits purchase and redemption orders directly to us on behalf of Shareholders through an Account.
"Shareholder" means (1) a participant in a participant-directed employee benefit plan with a beneficial interest in Fund shares through an Account or (2) a beneficial owner of Fund shares held in an Account in nominee name.
    (f)    "Shareholder-Initiated Transfer Purchase" means a transaction that is initiated or directed by a Shareholder that results in a transfer or allocation of assets within an Account to a Fund, but does not include transactions that are executed automatically by us pursuant to contractual or systematic programs or enrollments such as transfers of assets within an Account to a Fund as a result of "dollar cost averaging" programs, asset allocation programs and automatic rebalancing programs, nor does the term include any allocation of assets to a Fund through an Account as a result of payments such as loan repayments, scheduled contributions, or retirement plan salary reduction contributions to an Account under an employee benefit plan.
    (g)    "Shareholder-Initiated Transfer Redemption" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within an Account out of a Fund, but does not include transactions that are executed automatically by us pursuant to contractual or systematic programs or enrollments such as transfers of assets within an Account out of a Fund as a result of loans, systematic withdrawal programs, asset allocation programs and automatic rebalancing programs, nor does the term include any redemption caused by any deduction of charges or fees under an Account. This term also does not include transfers of assets within an Account out of a Fund as a result of scheduled withdrawals or surrenders from an Account.
    (h)    "Written" means any communication other than an oral communication transmitted in paper, electronically or by facsimile.

2.    Agreement to Provide Requested Shareholder Information. Effective as of
October 16, 2007, we agree to use our best efforts to provide the following information to you solely for the purpose of facilitating your compliance with Rule 22c-2. Nothing herein, nor any action by us, shall be construed as, or infer that we have undertaken any duty or obligation, whether express or implied, at law or in equity, to detect abusive trading activities pursuant to the Fund Policies. We agree to provide to you, upon prior written request, the following information that is on our books and records (collectively, "Shareholder Information") for all Shareholders that engaged in any purchase, redemption, transfer or exchange transactions in the Fund shares through an Account during the period covered by the request, if known:
(a)the taxpayer identification number ("TIN"), Individual/International Taxpayer Identification Number ("ITIN") or other government issued identifier ("Gil");
(b)the individual participant account number associated with the Shareholder;
(c)the amount and dates and transaction type (purchase, redemption, transfer or exchange); and
(d)any other data mutually agreed upon in writing.
Unless otherwise specifically requested by you, this Paragraph 2 shall be understood to require us to provide only Shareholder Information relating to Shareholder-Initiated Transfer Purchases and Shareholder-Initiated Transfer Redemptions.
All requests must contain the relevant fund account number, CUSIP, trade amount and date. Requests must be made through NSCC's standard automated facility or sent to us directly via e-mail at 22c2Operations@HartfordLife.com, or such other address we may communicate to you in writing from time to time.
3.    Period Covered by Request and Frequency of Requests. Requests to
provide Shareholder Information shall set forth the specific period for which it is sought, not to exceed 90 calendar days from the date of the request for which Shareholder Information is sought. You shall not request Shareholder Information more frequently than monthly, or older than 90 calendar days from the date of the request, except as you deem reasonably necessary to investigate compliance with Fund Policies.
4.    Form and Timing of Response; Procedures Regarding Indirect
Intermediaries. (a) We agree to provide the requested Shareholder Information that is on our books and records to you promptly, but in any event not later than 10 Business Days after receipt of a good order request given in accordance with Paragraph 2 above, which shall contain the fund account number, CUSIP, trade amount and date. If you so request, we agree to use best efforts to promptly determine whether any specific person, identified by you from the requested Shareholder Information, is itself an Indirect Intermediary. Upon your further request, which must be given in accordance with Paragraph 2 above, we agree to use best efforts either to: (i) provide (or arrange to have provided) the requested Shareholder Information from the Indirect Intermediary; or (ii) if the Indirect Intermediary refuses to provide the requested Shareholder Information and you so direct us in writing, restrict or prohibit further purchases of Fund shares by such Indirect Intermediary through the Account. We agree to inform you whether we plan to perform (i) or (ii).
(a)Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties.
(b)To the extent reasonably practicable, the format for any Shareholder Information provided to you will be consistent with the NSCC Standardized Data Reporting Format.
5.    Limitation on Use of Information. You agree that you shall not use the information received pursuant to this Agreement, including any Confidential Information, for any purpose other than to comply with Rule 22c-2. You and your affiliates shall observe applicable state and federal privacy laws, rules and regulations with respect to Confidential Information. You shall safeguard all Confidential Information and promptly notify us of any voluntary or involuntary dissemination thereof. Neither you nor any of your affiliates or subsidiaries may use any information provided pursuant to this Agreement for marketing or solicitation purposes.
6.    Agreement to Restrict Trading. We agree to execute reasonable, clear and unequivocal written instructions from you given on behalf of the Fund to restrict or prohibit further purchases of Fund shares by a Shareholder that has been identified by you as having engaged in transactions of the Fund's shares (directly or indirectly through an Account) that violate Fund Policies. Unless you specifically direct us otherwise, such restrictions and prohibitions shall apply only to Shareholder-Initiated Transfer Purchases and Shareholder-Initiated Transfer Redemptions. We will not impose any restriction, and nothing in this Agreement shall require that we impose any restriction, on a Shareholder based on any transactions other than transactions in the Fund's shares through an Account. Instructions must be received by us via email at the following address: 22c2Operations@HarfordLife.corn, or such other address that we may communicate to you in writing from time to time. Other correspondence may be sent to us at the following address, or such other address that we may communicate to you in writing from time to time:
The Hartford 22c-2 Operations Team, B3W
200 Hopmeadow Street
Simsbury, CT 06089
Fax: 860.380.1931.
7.    Form of Instructions. Instructions given in accordance with Paragraph 6 shall be given to us via e-mail in a mutually agreed upon file format. The instructions in the file must include:
(a)the fund account number;
(b)the Shareholder's TIN, ITIN or GII, if known;
(c)the specific individual participant account number (if known) associated with the Shareholder;
(d)the specific restriction(s) to be executed with respect to such Shareholder, including how long such restriction(s) are to remain in place; and
(e)a brief written statement that may be provided to the Shareholder, explaining how the Shareholder's transfer activity violated Fund Policies.
If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.
8.    Timing of Response. We agree to use reasonable efforts to execute instructions given in accordance with Paragraphs 6 and 7 promptly, but in any event not later than 10 Business Days after receipt of such instructions. We will provide written confirmation to you or your designee as soon as reasonably practicable that instructions have been executed.
9.    Construction of the Agreement; Mutual Fund Program or Selected Dealer
Agreements. The parties have entered into a Dealer Agreement or Mutual Fund Program Agreement between or among them for the purchase and redemption of shares of the Funds by the Accounts. This Agreement supplements the Dealer or Mutual Fund Program Agreement. To the extent the terms of this Agreement conflict with the terms of a Dealer Agreement or Mutual Fund Program Agreement, the terms of this Agreement shall control.

10.    Dispute Resolution. The parties agree to use their best efforts to seek an amicable solution to any controversy or dispute arising under this Agreement. Any unresolved controversy, claim or dispute arising under this Agreement shall be submitted to nonbinding arbitration in accordance with the Commercial Rules of the American Arbitration Association and judgment upon any such award may be entered in and enforced in any court of competent jurisdiction. Arbitration shall be conducted by a single arbitrator who shall have the authority to grant any and all appropriate relief, including, but not limited to, injunctive relief or specific performance; provided, however, the arbitrator shall have no power to award punitive, consequential or statutory damages and the parties shall not seek such relief in any other forum. The arbitrator may make an initial determination of the location of the arbitration or whether proceedings may ensue based entirely upon documentary evidence. Arbitration costs and expenses shall be borne equally by the parties. Each party hereby agrees to waive and suspend enforcement of any and all rights pursuant to this and all related agreements during the pendency of such arbitration proceedings.

11.    Termination. This Agreement will terminate upon the termination of the Dealer Agreement or Mutual Fund Program Agreement.
12.    Amendment. This Agreement may be modified or amended, and the terms of this Agreement may be waived, only by a writing signed by the parties.

13.    Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.
14.    Force Majuere. We shall be excused from performance under this Agreement and shall have no liability to any other party hereof or any third person for any period that we are prevented, hindered or unable to perform any of our obligations, in whole or in part, as a result of acts of God, strikes, terrorist activities, power outages (including so-called brown outs), material changes in circumstances or laws, regulations or interpretations of the same affecting any of our obligations hereunder, or other causes beyond our reasonable control; and such non-performance shall not be a default under this Agreement; provided, however, that if any of the above-enumerated circumstances prevent, hinder or delay performance of our obligations for more than sixty (60) Business Days, the Fund may, at its option, terminate this Agreement in accordance with Paragraph 11, above.

15.    Counterparts. This Agreement may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.

16.    Construction. The parties mutually acknowledge that this Agreement represents the collective drafting efforts of each party and therefore any ambiguity shall not be interpreted against the interests of any party.

HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.

By: /s/ Jamie Ohl

Name: Jamie Ohl

Title: Vice President
AMERICAN CENTURY INVESTMENT SERVICES, INC.

By: /s/ Brian H. Jeter

Name: Brian H. Jeter

Title: President

ADDRESS FOR COMMUNICATIONS

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